RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS19 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS19

               $ 804,518      0.00%      CLASS A-P CERTIFICATES
 ------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated December 23, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 23, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                        PERCENTAGE        AVERAGE       WEIGHTED
                                        MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                       LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
------------------------------------   -----------    --------------    -------------    -----------    ----------
499 or less ........................           27    $    4,027,848            1.67%    $   149,180        80.82%
500 - 519 ..........................           15         2,630,790            1.09         175,386        82.13
520 - 539 ..........................           20         2,227,595            0.92         111,380        78.25
540 - 559 ..........................           27         3,265,242            1.35         120,935        80.49
560 - 579 ..........................           20         3,071,636            1.27         153,582        77.33
580 - 599 ..........................           24         3,676,726            1.52         153,197        79.87
600 - 619 ..........................           40         5,961,083            2.47         149,027        79.92
620 - 639 ..........................           58         9,804,885            4.07         169,050        76.80
640 - 659 ..........................           82        11,125,160            4.61         135,673        77.27
660 - 679 ..........................          100        16,841,900            6.98         168,419        78.57
680 - 699 ..........................          135        22,312,354            9.25         165,277        76.28
700 - 719 ..........................          174        27,341,360           11.34         157,134        74.96
720 - 739 ..........................          146        23,642,103            9.80         161,932        75.26
740 - 759 ..........................          151        25,514,164           10.58         168,968        73.64
760 - 779 ..........................          167        30,626,247           12.70         183,391        72.69
780 - 799 ..........................          148        28,779,064           11.93         194,453        71.25
800 or greater .....................          105        19,080,190            7.91         181,716        67.83
                                      -----------    --------------    ------------     -----------    ---------
Subtotal with Credit Score .........        1,439    $  239,928,346           99.47%    $   166,733        74.62%
Not Available ......................            7         1,273,610            0.53         181,944        80.22
                                      -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average .        1,446    $  241,201,955          100.00%    $   166,806        74.65%
                                      ===========    ==============    ============

         The minimum and maximum credit scores of the mortgage loans were 439 and 829, respectively, and the weighted average credit score of the mortgage loans was 714.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
OCCUPANCY                               LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Primary Residence ..................        1,052    $  196,564,828           81.49%     $   186,849          714        74.49%
Second/Vacation ....................           24         4,474,968            1.86          186,457          724        62.29
Non Owner-occupied .................          370        40,162,160           16.65          108,546          712        76.77
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,446    $  241,201,955          100.00%     $   166,806          714        74.65%
                                      ===========    ==============    ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
LOAN PURPOSE                            LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Purchase ...........................          409    $   57,674,199           23.91%     $   141,013          717        79.95%
Rate/Term Refinance ................          372        60,476,192           25.07          162,570          719        71.87
Equity Refinance ...................          665       123,051,564           51.02          185,040          710        73.52
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,446    $  241,201,955          100.00%     $   166,806          714        74.65%
                                      ===========    ==============    ============

                            MORTGAGED PROPERTY TYPES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
PROPERTY TYPE                           LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Single-family detached .............          988    $  165,061,884           68.43%     $   167,067          712        74.13%
Planned Unit Developments (detached)          173        36,802,650           15.26          212,732          713        75.92
Two-to-four family units ...........          167        26,022,579           10.79          155,824          721        77.20
Condo Low-Rise (less than 5 stories)           72         6,893,439            2.86           95,742          729        73.16
Planned Unit Developments (attached)           25         3,368,376            1.40          134,735          728        72.52
Manufactured Home ..................            8           759,950            0.32           94,994          675        73.51
Condo Mid-Rise (5 to 8 stories) ....            3           666,956            0.28          222,319          695        70.39
Townhouse ..........................            5           620,250            0.26          124,050          728        71.09
Condo High-Rise (9 stories or more)             2           497,074            0.21          248,537          798        69.53
Condotel (1 to 4 stories) ..........            2           354,992            0.15          177,496          770        71.74
Leasehold ..........................            1           153,806            0.06          153,806          806        69.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,446    $  241,201,955          100.00%     $   166,806          714        74.65%
                                      ===========    ==============    ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
STATE                                   LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Alabama ............................           18    $    1,404,304            0.58%     $    78,017          688        82.80%
Arkansas ...........................            4           406,673            0.17          101,668          766        83.72
Arizona ............................           37         5,074,739            2.10          137,155          726        74.05
California .........................          270        72,976,170           30.26          270,282          734        70.38
Colorado ...........................           64        11,030,747            4.57          172,355          734        74.09
Connecticut ........................           18         2,684,671            1.11          149,148          699        73.93
District of Columbia ...............            2           694,937            0.29          347,468          690        67.94
Delaware ...........................            3           355,892            0.15          118,631          768        74.35
Florida ............................          117        15,789,174            6.55          134,950          706        75.04
Georgia ............................           47         5,710,986            2.37          121,510          723        76.02
Hawaii .............................            3           521,775            0.22          173,925          743        51.10
Iowa ...............................            9           856,652            0.36           95,184          697        86.34
Idaho ..............................           23         3,189,318            1.32          138,666          706        80.38
Illinois ...........................           27         4,128,868            1.71          152,921          684        79.65
Indiana ............................           24         1,991,977            0.83           82,999          731        80.17
Kansas .............................            9           811,885            0.34           90,209          703        76.63
Kentucky ...........................            2           144,987            0.06           72,493          701        86.61
Louisiana ..........................           21         1,951,414            0.81           92,924          711        85.70
Massachusetts ......................           22         5,393,414            2.24          245,155          706        71.57
Maryland ...........................           24         4,414,129            1.83          183,922          727        73.14
Maine ..............................            6           874,882            0.36          145,814          726        75.09
Michigan ...........................           52         6,792,035            2.82          130,616          670        75.65
Minnesota ..........................           20         4,311,039            1.79          215,552          706        77.83
Missouri ...........................           13         1,678,698            0.70          129,131          626        84.84
Mississippi ........................           11         1,256,627            0.52          114,239          701        82.95
Montana ............................            3           274,316            0.11           91,439          662        72.73
North Carolina .....................           33         4,619,651            1.92          139,989          713        77.06
Nebraska ...........................            3           265,811            0.11           88,604          770        87.61
New Hampshire ......................           12         1,712,607            0.71          142,717          668        74.52
New Jersey .........................           29         4,960,073            2.06          171,037          718        72.96
New Mexico .........................           14         1,844,365            0.76          131,740          747        74.85
Nevada .............................           22         2,839,681            1.18          129,076          701        78.22
New York ...........................           45         7,860,015            3.26          174,667          712        73.29
Ohio ...............................           33         3,199,192            1.33           96,945          680        81.55
Oklahoma ...........................           15         1,044,997            0.43           69,666          693        83.60
Oregon .............................           56         8,280,173            3.43          147,860          717        74.37
Pennsylvania .......................           20         1,781,571            0.74           89,079          732        80.54
Rhode Island .......................            4           583,196            0.24          145,799          746        80.29
South Carolina .....................           10         1,751,512            0.73          175,151          655        73.97
South Dakota .......................            1           129,157            0.05          129,157          760        75.00
Tennessee ..........................           11         1,171,299            0.49          106,482          697        83.68
Texas ..............................          162        25,870,468           10.73          159,694          692        77.20
Utah ...............................           13         1,694,248            0.70          130,327          702        81.10
Virginia ...........................           34         4,527,998            1.88          133,176          719        80.99
Vermont ............................            2           232,889            0.10          116,445          714        88.34
Washington .........................           65        10,837,996            4.49          166,738          698        76.79
Wisconsin ..........................           10         1,003,635            0.42          100,364          683        81.55
Wyoming ............................            3           271,116            0.11           90,372          717        85.95
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,446    $  241,201,955          100.00%     $   166,806          714        74.65%
                                      ===========    ==============    ============

    No more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
DOCUMENTATION TYPE                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Full Documentation .................          607    $   99,378,750           41.20%     $   163,721          711        78.20%
Reduced Documentation ..............          839       141,823,205           58.80          169,038          716        72.15
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,446    $  241,201,955          100.00%     $   166,806          714        74.65%
                                      ===========    ==============    ============

      No more than 28.7% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 3.3% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
MORTGAGE RATES (%)                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
5.875 - 5.999 ......................            9    $    1,747,728            0.72%     $   194,192          723        68.80%
6.000 - 6.124 ......................           27         5,419,697            2.25          200,730          745        66.36
6.125 - 6.249 ......................           47         9,613,768            3.99          204,548          736        70.52
6.250 - 6.374 ......................          161        35,704,479           14.80          221,767          736        70.29
6.375 - 6.499 ......................          262        55,485,568           23.00          211,777          734        72.98
6.500 - 6.624 ......................          210        37,330,428           15.48          177,764          716        74.23
6.625 - 6.749 ......................          112        19,215,025            7.97          171,563          697        75.78
6.750 - 6.874 ......................          146        23,979,970            9.94          164,246          692        77.16
6.875 - 6.999 ......................          114        15,757,331            6.53          138,222          702        76.93
7.000 - 7.124 ......................           79         9,107,768            3.78          115,288          697        80.80
7.125 - 7.249 ......................           31         4,290,578            1.78          138,406          692        82.01
7.250 - 7.374 ......................           74         7,792,741            3.23          105,307          685        79.97
7.375 - 7.499 ......................           33         3,745,960            1.55          113,514          644        79.01
7.500 - 7.624 ......................           49         4,403,590            1.83           89,869          666        82.16
7.625 - 7.749 ......................           33         2,427,349            1.01           73,556          684        82.39
7.750 - 7.874 ......................           24         2,293,821            0.95           95,576          656        82.36
7.875 - 7.999 ......................           25         1,737,486            0.72           69,499          634        84.42
8.000 - 8.124 ......................            6           481,462            0.20           80,244          710        85.11
8.125 - 8.249 ......................            2           329,434            0.14          164,717          715        82.89
8.375 - 8.499 ......................            2           337,772            0.14          168,886          712        75.24
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,446    $  241,201,955          100.00%     $   166,806          714        74.65%
                                      ===========    ==============    ============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.5904% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE         AVERAGE      AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE       PRINCIPAL      CREDIT       AVERAGE
NET MORTGAGE RATE (%)                   LOANS            BALANCE          LOANS            BALANCE       SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------     -----------   ----------   ----------
5.595 ..............................            9    $    1,747,728            0.72%     $   194,192          723        68.80%
5.720 ..............................           27         5,419,697            2.25          200,730          745        66.36
5.845 ..............................           47         9,613,768            3.99          204,548          736        70.52
5.918 ..............................            2           869,987            0.36          434,993          701        71.96
5.970 ..............................          160        35,729,024           14.81          223,306          736        70.31
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          245    $   53,380,203           22.13%     $   217,878          736        69.92%
                                      ===========    ==============    ============

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.517007012%.

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE         AVERAGE      AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE       PRINCIPAL      CREDIT       AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)      LOANS            BALANCE          LOANS            BALANCE       SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------     -----------   ----------   ----------
   100,000 or less .................          479    $   33,348,893           13.83%     $    69,622          700        76.81%
   100,001-200,000 .................          552        77,691,851           32.21          140,746          710        75.74
   200,001-300,000 .................          213        50,102,561           20.77          235,223          704        73.40
   300,001-400,000 .................          130        45,305,864           18.78          348,507          732        72.47
   400,001-500,000 .................           41        17,860,297            7.40          435,617          725        74.71
   500,001-600,000 .................           25        13,161,026            5.46          526,441          734        75.14
   600,001-700,000 .................            6         3,731,463            1.55          621,910          726        73.70
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,446    $  241,201,955          100.00%     $   166,806          714        74.65%
                                      ===========    ==============    ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                        NUMBER OF                        PERCENTAGE        AVERAGE       WEIGHTED
                                        MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
ORIGINAL LTV RATIO (%)                   LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
------------------------------------   -----------    --------------    -------------    -----------    ----------
00.01-50.00 ........................           87    $   13,800,667            5.72%    $   158,628          748
50.01-55.00 ........................           47         7,368,772            3.06         156,782          747
55.01-60.00 ........................           47         8,747,785            3.63         186,123          744
60.01-65.00 ........................           68        11,746,561            4.87         172,744          732
65.01-70.00 ........................          135        24,534,078           10.17         181,734          736
70.01-75.00 ........................          197        39,984,998           16.58         202,970          713
75.01-80.00 ........................          547        97,289,204           40.34         177,860          711
80.01-85.00 ........................           57         7,915,689            3.28         138,872          653
85.01-90.00 ........................          182        20,153,273            8.36         110,732          683
90.01-95.00 ........................           78         9,558,650            3.96         122,547          685
95.01-100.00 .......................            1           102,279            0.04         102,279          690
                                      -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average .        1,446    $  241,201,955          100.00%    $   166,806          714
                                      ===========    ==============    ============

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 74.65%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            --------------------------------------------------
                                                             0%         6%       18%           24%         30%
                                                            ---        ---       ---           ---         ---
DISTRIBUTION DATE
-----------------
April 2005.............................................     100%       100%      100%          100%        100%
April 2006.............................................      99         93        81            75          69
April 2007.............................................      97         86        65            56          48
April 2008.............................................      95         79        53            42          33
April 2009.............................................      94         73        42            31          22
April 2010.............................................      92         67        34            23          15
April 2011.............................................      90         62        27            17          11
April 2012.............................................      88         57        22            13           7
April 2013.............................................      85         52        17             9           5
April 2014.............................................      83         48        14             7           3
April 2015.............................................      80         43        11             5           2
April 2016.............................................      78         39         9             4           2
April 2017.............................................      75         36         7             3           1
April 2018.............................................      72         32         5             2           1
April 2019.............................................      68         29         4             1           *
April 2020.............................................      65         26         3             1           *
April 2021.............................................      61         23         3             1           *
April 2022.............................................      57         20         2             1           *
April 2023.............................................      53         17         1             *           *
April 2024.............................................      49         15         1             *           *
April 2025.............................................      44         13         1             *           *
April 2026.............................................      39         11         1             *           *
April 2027.............................................      34          9         *             *           *
April 2028.............................................      28          7         *             *           *
April 2029.............................................      22          5         *             *           *
April 2030.............................................      15          3         *             *           *
April 2031.............................................       9          2         *             *           *
April 2032.............................................       1          *         *             *           *
April 2033.............................................       0          0         0             0           0
Weighted Average Life in Years** (to Maturity).........     17.3      10.0        4.6         3.4          2.7

----------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                        DISCOUNT MORTGAGE       NON-DISCOUNT
              ASSUMED PURCHASE PRICE                         LOANS             MORTGAGE LOANS
--------------------------------------------------     -------------------   ------------------
Aggregate principal balance .......................    $    53,500,130.01    $   192,378,963.37
Weighted average mortgage rate ....................          6.1956822374%               6.7018%
Weighted average servicing fee rate................          0.2865831156%               0.3306%
Weighted   average   original   term  to  maturity
(months) ..........................................                   358                   359
Weighted average remaining term
to maturity (months) ..............................                   326                   326

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               6%              18%             24%              30%
-------------------------------        ---              ---             ----            ----             ----
$557,223......................         2.3%             4.2%            10.0%           13.5%            17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        92,149    $   10,513,716        104,820    $   12,512,690        101,210    $   12,635,058
Period of Delinquency
30 to 59 days ................         1,602           192,517          2,082           244,557          2,324           289,263
60 to 89 days ................           236            28,610            372            44,459            477            64,448
90 days or more(2) ...........           307            35,045            409            44,171            516            62,039
Foreclosures Pending .........           273            32,685            446            55,203            602            81,640
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         2,418    $      288,858          3,309    $      388,390          3,919    $      497,389
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.624%            2.747%         3.157%            3.104%         3.872%            3.937%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        99,386    $   12,962,473        101,112    $   14,114,861        106,211    $   15,669,395
Period of Delinquency
30 to 59 days ................         2,147           280,302          2,182           284,482          2,032           282,672
60 to 89 days ................           488            63,986            526            70,816            409            51,071
90 days or more(2) ...........           644            84,033            696            94,223            555            70,963
Foreclosures Pending .........           769           102,671            787           103,707            747            88,396
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         4,048    $      530,992          4,191    $      553,228          3,743    $      493,102
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         4.073%            4.096%         4.145%            3.919%         3.524%            3.147%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.


                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                     DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        37,066    $    5,021,100         44,520    $    6,234,461         45,103    $    6,477,882
Period of Delinquency
30 to 59 days ................           573            83,679            742           104,823            901           131,032
60 to 89 days ................            65            11,033            118            17,904            185            29,788
90 days or more(2) ...........            77            13,377            123            17,598            165            27,231
Foreclosures Pending .........            80            12,263            113            19,378            198            34,074
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......           795    $      120,353          1,096    $      159,703          1,449    $      222,125
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.145%            2.397%         2.462%            2.562%         3.213%            3.429%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        45,867    $    6,776,784         51,824    $    8,071,748         56,271    $    9,191,522
Period of Delinquency
30 to 59 days ................           893           131,270            934           142,682            946           161,218
60 to 89 days ................           216            33,636            216            35,031            186            26,348
90 days or more(2) ...........           206            37,139            258            43,618            225            34,430
Foreclosures Pending .........           251            41,335            279            44,333            268            42,461
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         1,566    $      243,380          1,687    $      265,664          1,625    $      264,457
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         3.414%            3.591%         3.255%            3.291%         2.888%            2.877%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:48                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19(POOL # 4648) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4648
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G2T7    27,215,000.00  27,215,000.00     6.000000  %          0.00
A-2     76110G2U4   157,640,000.00  53,440,018.77     2.917500  %  2,221,402.09
A-3     76110G2V2             0.00           0.00     5.582500  %          0.00
A-4     76110G2W0    75,000,000.00  27,768,966.71     6.000000  %  1,006,901.49
A-5     76110G2X8   180,750,000.00  61,274,317.38     4.200000  %  2,547,059.30
A-6     76110G2Y6    50,000,000.00  16,950,018.64     5.125000  %    704,580.72
A-7     76110G2Z3    25,000,000.00   8,475,009.32     5.000000  %    352,290.36
A-8     76110G3A7   135,000,000.00  45,765,050.33     6.000000  %  1,902,367.94
A-P     76110G3B5     1,722,579.72     834,456.07     0.000000  %      9,697.51
A-V     76110G3C3             0.00           0.00     0.300142  %          0.00
R-I     76110G3D1           100.00           0.00     6.000000  %          0.00
R-II    76110G3E9           100.00           0.00     6.000000  %          0.00
M-1     76110G3F6    15,409,500.00  15,004,788.94     6.000000  %     15,919.26
M-2     76110G3G4     6,848,600.00   6,668,730.17     6.000000  %      7,075.16
M-3     76110G3H2     4,109,200.00   4,001,277.05     6.000000  %      4,245.13
B-1     76110G3J8     2,054,600.00   2,000,638.53     6.000000  %      2,122.57
B-2     76110G3K5     2,054,600.00   2,000,638.53     6.000000  %      2,122.57
B-3     76110G3L3     2,054,698.67   1,967,788.43     6.000000  %      2,087.71

-------------------------------------------------------------------------------
                  684,858,978.39   273,366,698.87                  8,777,871.81
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       136,075.00    136,075.00            0.00       0.00     27,215,000.00
A-2       129,926.05  2,351,328.14            0.00       0.00     51,218,616.68
A-3       248,607.42    248,607.42            0.00       0.00              0.00
A-4       138,844.83  1,145,746.32            0.00       0.00     26,762,065.22
A-5       214,460.11  2,761,519.41            0.00       0.00     58,727,258.08
A-6        72,390.70    776,971.42            0.00       0.00     16,245,437.92
A-7        35,312.54    387,602.90            0.00       0.00      8,122,718.96
A-8       228,825.25  2,131,193.19            0.00       0.00     43,862,682.39
A-P             0.00      9,697.51            0.00       0.00        824,758.56
A-V        68,374.09     68,374.09            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        75,023.94     90,943.20            0.00       0.00     14,988,869.68
M-2        33,343.65     40,418.81            0.00       0.00      6,661,655.01
M-3        20,006.39     24,251.52            0.00       0.00      3,997,031.92
B-1        10,003.19     12,125.76            0.00       0.00      1,998,515.96
B-2        10,003.19     12,125.76            0.00       0.00      1,998,515.96
B-3         9,838.94     11,926.65            0.00       0.00      1,965,700.72

-------------------------------------------------------------------------------
        1,431,035.29 10,208,907.10            0.00       0.00    264,588,827.06
===============================================================================













































Run:        04/25/05     17:48:48
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19(POOL # 4648) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4648
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-2     339.000373   14.091614     0.824195    14.915809   0.000000  324.908758
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     370.252889   13.425353     1.851264    15.276617   0.000000  356.827536
A-5     339.000373   14.091614     1.186501    15.278115   0.000000  324.908758
A-6     339.000373   14.091614     1.447814    15.539428   0.000000  324.908758
A-7     339.000373   14.091614     1.412502    15.504116   0.000000  324.908758
A-8     339.000373   14.091614     1.695002    15.786616   0.000000  324.908758
A-P     484.422326    5.629649     0.000000     5.629649   0.000000  478.792677
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     973.736263    1.033081     4.868681     5.901762   0.000000  972.703182
M-2     973.736263    1.033081     4.868681     5.901762   0.000000  972.703182
M-3     973.736264    1.033082     4.868682     5.901764   0.000000  972.703182
B-1     973.736264    1.033082     4.868680     5.901762   0.000000  972.703182
B-2     973.736264    1.033082     4.868680     5.901762   0.000000  972.703182
B-3     957.701714    1.016071     4.788508     5.804579   0.000000  956.685643

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19 (POOL #  4648)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4648
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       57,220.87
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,267.52

SUBSERVICER ADVANCES THIS MONTH                                       68,520.78
MASTER SERVICER ADVANCES THIS MONTH                                    3,180.90


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    33   5,072,950.93

 (B)  TWO MONTHLY PAYMENTS:                                    7   1,341,825.46

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         16   2,622,170.04


FORECLOSURES
  NUMBER OF LOANS                                                            15
  AGGREGATE PRINCIPAL BALANCE                                      1,569,171.02

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     264,588,827.05

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,560

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 497,846.51

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,487,725.57

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         88.38894800 %     9.42082800 %    2.18353790 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            88.01569500 %     9.69336343 %    2.26063110 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,821.00
      FRAUD AMOUNT AVAILABLE                            2,777,560.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,777,560.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.60041616
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              328.90

POOL TRADING FACTOR:                                                38.63405977

Run:        04/26/05     11:24:35                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19(POOL # 4648) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4648
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G2T7    27,215,000.00  27,215,000.00     6.000000  %          0.00
A-2     76110G2U4   157,640,000.00  51,218,616.68     3.030000  %  2,419,435.38
A-3     76110G2V2             0.00           0.00     5.470000  %          0.00
A-4     76110G2W0    75,000,000.00  26,762,065.22     6.000000  %  1,096,664.62
A-5     76110G2X8   180,750,000.00  58,727,258.08     4.200000  %  2,774,124.24
A-6     76110G2Y6    50,000,000.00  16,245,437.92     5.125000  %    767,392.60
A-7     76110G2Z3    25,000,000.00   8,122,718.96     5.000000  %    383,696.30
A-8     76110G3A7   135,000,000.00  43,862,682.39     6.000000  %  2,071,960.02
A-P     76110G3B5     1,722,579.72     824,758.56     0.000000  %      4,117.85
A-V     76110G3C3             0.00           0.00     0.297743  %          0.00
R-I     76110G3D1           100.00           0.00     6.000000  %          0.00
R-II    76110G3E9           100.00           0.00     6.000000  %          0.00
M-1     76110G3F6    15,409,500.00  14,988,869.68     6.000000  %     26,292.56
M-2     76110G3G4     6,848,600.00   6,661,655.01     6.000000  %     11,685.47
M-3     76110G3H2     4,109,200.00   3,997,031.92     6.000000  %      7,011.36
B-1     76110G3J8     2,054,600.00   1,998,515.96     6.000000  %      3,505.68
B-2     76110G3K5     2,054,600.00   1,998,515.96     6.000000  %      3,505.68
B-3     76110G3L3     2,054,698.67   1,965,700.72     6.000000  %      3,110.93

-------------------------------------------------------------------------------
                  684,858,978.39   264,588,827.06                  9,572,502.69
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       136,075.00    136,075.00            0.00       0.00     27,215,000.00
A-2       129,327.01  2,548,762.39            0.00       0.00     48,799,181.30
A-3       233,471.53    233,471.53            0.00       0.00              0.00
A-4       133,810.33  1,230,474.95            0.00       0.00     25,665,400.60
A-5       205,545.40  2,979,669.64            0.00       0.00     55,953,133.84
A-6        69,381.56    836,774.16            0.00       0.00     15,478,045.32
A-7        33,844.66    417,540.96            0.00       0.00      7,739,022.66
A-8       219,313.41  2,291,273.43            0.00       0.00     41,790,722.37
A-P             0.00      4,117.85            0.00       0.00        820,640.71
A-V        65,649.53     65,649.53            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        74,944.35    101,236.91            0.00       0.00     14,962,577.12
M-2        33,308.28     44,993.75            0.00       0.00      6,649,969.54
M-3        19,985.16     26,996.52            0.00       0.00      3,990,020.56
B-1         9,992.58     13,498.26            0.00       0.00      1,995,010.28
B-2         9,992.58     13,498.26            0.00       0.00      1,995,010.28
B-3         9,828.50     12,939.43            0.00       0.00      1,962,252.61

-------------------------------------------------------------------------------
        1,384,469.88 10,956,972.57            0.00       0.00    255,015,987.19
===============================================================================













































Run:        04/26/05     11:24:35
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19(POOL # 4648) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4648
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-2     324.908758   15.347852     0.820395    16.168247   0.000000  309.560906
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     356.827536   14.622195     1.784138    16.406333   0.000000  342.205341
A-5     324.908758   15.347852     1.137181    16.485033   0.000000  309.560906
A-6     324.908758   15.347852     1.387631    16.735483   0.000000  309.560906
A-7     324.908758   15.347852     1.353786    16.701638   0.000000  309.560906
A-8     324.908758   15.347852     1.624544    16.972396   0.000000  309.560906
A-P     478.792677    2.390513     0.000000     2.390513   0.000000  476.402164
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     972.703182    1.706257     4.863516     6.569773   0.000000  970.996925
M-2     972.703182    1.706257     4.863517     6.569774   0.000000  970.996925
M-3     972.703182    1.706257     4.863516     6.569773   0.000000  970.996925
B-1     972.703184    1.706259     4.863516     6.569775   0.000000  970.996925
B-2     972.703184    1.706259     4.863516     6.569775   0.000000  970.996925
B-3     956.685641    1.514052     4.783426     6.297478   0.000000  955.007488

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19 (POOL #  4648)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4648
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       55,365.79
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,499.26

SUBSERVICER ADVANCES THIS MONTH                                       80,582.65
MASTER SERVICER ADVANCES THIS MONTH                                    2,753.79


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    40   6,213,791.65

 (B)  TWO MONTHLY PAYMENTS:                                    7   1,053,298.45

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         11   2,269,571.23


FORECLOSURES
  NUMBER OF LOANS                                                            16
  AGGREGATE PRINCIPAL BALANCE                                      1,973,493.79

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     255,015,987.21

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,511

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 508,850.58

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,109,154.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         88.01569500 %     9.72367300 %    2.25358440 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.58638200 %    10.03959301 %    2.34161370 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,821.00
      FRAUD AMOUNT AVAILABLE                            2,777,560.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,777,560.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.59443115
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              327.80

POOL TRADING FACTOR:                                                37.23627714

Run:        04/07/05     11:14:56                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19(POOL # 4648) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4648
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G2T7    27,215,000.00  27,215,000.00     6.000000  %          0.00
A-2     76110G2U4   157,640,000.00  48,799,181.30     3.150000  %  2,312,518.11
A-3     76110G2V2             0.00           0.00     5.350000  %          0.00
A-4     76110G2W0    75,000,000.00  25,665,400.60     6.000000  %  1,048,201.91
A-5     76110G2X8   180,750,000.00  55,953,133.84     4.200000  %  2,651,532.90
A-6     76110G2Y6    50,000,000.00  15,478,045.32     5.125000  %    733,480.75
A-7     76110G2Z3    25,000,000.00   7,739,022.66     5.000000  %    366,740.37
A-8     76110G3A7   135,000,000.00  41,790,722.37     6.000000  %  1,980,398.02
A-P     76110G3B5     1,722,579.72     820,640.71     0.000000  %     10,105.91
A-V     76110G3C3             0.00           0.00     0.290711  %          0.00
R-I     76110G3D1           100.00           0.00     6.000000  %          0.00
R-II    76110G3E9           100.00           0.00     6.000000  %          0.00
M-1     76110G3F6    15,409,500.00  14,962,577.12     6.000000  %     16,082.12
M-2     76110G3G4     6,848,600.00   6,649,969.54     6.000000  %      7,147.54
M-3     76110G3H2     4,109,200.00   3,990,020.56     6.000000  %      4,288.56
B-1     76110G3J8     2,054,600.00   1,995,010.28     6.000000  %      2,144.28
B-2     76110G3K5     2,054,600.00   1,995,010.28     6.000000  %      2,144.28
B-3     76110G3L3     2,054,698.67   1,962,252.61     6.000000  %      2,109.07

-------------------------------------------------------------------------------
                  684,858,978.39   255,015,987.19                  9,136,893.82
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       136,075.00    136,075.00            0.00       0.00     27,215,000.00
A-2       128,097.85  2,440,615.96            0.00       0.00     46,486,663.19
A-3       217,563.02    217,563.02            0.00       0.00              0.00
A-4       128,327.00  1,176,528.91            0.00       0.00     24,617,198.69
A-5       195,835.97  2,847,368.87            0.00       0.00     53,301,600.94
A-6        66,104.15    799,584.90            0.00       0.00     14,744,564.57
A-7        32,245.93    398,986.30            0.00       0.00      7,372,282.29
A-8       208,953.61  2,189,351.63            0.00       0.00     39,810,324.35
A-P             0.00     10,105.91            0.00       0.00        810,534.80
A-V        61,779.87     61,779.87            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        74,812.89     90,895.01            0.00       0.00     14,946,495.00
M-2        33,249.85     40,397.39            0.00       0.00      6,642,822.00
M-3        19,950.10     24,238.66            0.00       0.00      3,985,732.00
B-1         9,975.05     12,119.33            0.00       0.00      1,992,866.00
B-2         9,975.05     12,119.33            0.00       0.00      1,992,866.00
B-3         9,811.26     11,920.33            0.00       0.00      1,960,143.54

-------------------------------------------------------------------------------
        1,332,756.60 10,469,650.42            0.00       0.00    245,879,093.37
===============================================================================













































Run:        04/07/05     11:14:56
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19(POOL # 4648) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4648
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-2     309.560906   14.669615     0.812597    15.482212   0.000000  294.891291
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     342.205341   13.976025     1.711027    15.687052   0.000000  328.229316
A-5     309.560906   14.669615     1.083463    15.753078   0.000000  294.891291
A-6     309.560906   14.669615     1.322083    15.991698   0.000000  294.891291
A-7     309.560906   14.669615     1.289837    15.959452   0.000000  294.891291
A-8     309.560906   14.669615     1.547805    16.217420   0.000000  294.891291
A-P     476.402162    5.866724     0.000000     5.866724   0.000000  470.535437
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     970.996925    1.043650     4.854985     5.898635   0.000000  969.953276
M-2     970.996925    1.043650     4.854985     5.898635   0.000000  969.953276
M-3     970.996924    1.043648     4.854984     5.898632   0.000000  969.953276
B-1     970.996924    1.043648     4.854984     5.898632   0.000000  969.953276
B-2     970.996924    1.043648     4.854984     5.898632   0.000000  969.953276
B-3     955.007486    1.026462     4.775036     5.801498   0.000000  953.981024

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:56                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19 (POOL #  4648)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4648
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       53,303.21
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,426.24

SUBSERVICER ADVANCES THIS MONTH                                       77,566.22
MASTER SERVICER ADVANCES THIS MONTH                                    3,189.79


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    34   4,745,809.17

 (B)  TWO MONTHLY PAYMENTS:                                   16   2,673,629.93

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         15   2,656,312.64


FORECLOSURES
  NUMBER OF LOANS                                                            14
  AGGREGATE PRINCIPAL BALANCE                                      1,866,489.85

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     245,879,093.38

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,467

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 573,490.48

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,862,677.30

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.58638200 %    10.07200400 %    2.33407840 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.13791600 %    10.40147361 %    2.42620900 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,821.00
      FRAUD AMOUNT AVAILABLE                            2,777,560.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,777,560.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.59346200
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.70

POOL TRADING FACTOR:                                                35.90214937

Run:        04/25/05     11:59:50                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19(POOL # 4648) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4648
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G2T7    27,215,000.00  27,215,000.00     6.000000  %          0.00
A-2     76110G2U4   157,640,000.00  46,486,663.19     3.350000  %  2,713,968.23
A-3     76110G2V2             0.00           0.00     5.150000  %          0.00
A-4     76110G2W0    75,000,000.00  24,617,198.69     6.000000  %  1,230,168.40
A-5     76110G2X8   180,750,000.00  53,301,600.94     4.200000  %  3,111,835.56
A-6     76110G2Y6    50,000,000.00  14,744,564.57     5.125000  %    860,812.04
A-7     76110G2Z3    25,000,000.00   7,372,282.29     5.000000  %    430,406.03
A-8     76110G3A7   135,000,000.00  39,810,324.35     6.000000  %  2,324,192.53
A-P     76110G3B5     1,722,579.72     810,534.80     0.000000  %      6,016.64
A-V     76110G3C3             0.00           0.00     0.290466  %          0.00
R-I     76110G3D1           100.00           0.00     6.000000  %          0.00
R-II    76110G3E9           100.00           0.00     6.000000  %          0.00
M-1     76110G3F6    15,409,500.00  14,946,495.00     6.000000  %     36,006.64
M-2     76110G3G4     6,848,600.00   6,642,822.00     6.000000  %     16,002.79
M-3     76110G3H2     4,109,200.00   3,985,732.00     6.000000  %      9,601.77
B-1     76110G3J8     2,054,600.00   1,992,866.00     6.000000  %      4,800.88
B-2     76110G3K5     2,054,600.00   1,992,866.00     6.000000  %      4,800.88
B-3     76110G3L3     2,054,698.67   1,960,143.54     6.000000  %      4,722.05

-------------------------------------------------------------------------------
                  684,858,978.39   245,879,093.37                 10,753,334.44
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       136,075.00    136,075.00            0.00       0.00     27,215,000.00
A-2       129,775.27  2,843,743.50            0.00       0.00     43,772,694.96
A-3       199,505.26    199,505.26            0.00       0.00              0.00
A-4       123,085.99  1,353,254.39            0.00       0.00     23,387,030.29
A-5       186,555.60  3,298,391.16            0.00       0.00     50,189,765.38
A-6        62,971.58    923,783.62            0.00       0.00     13,883,752.53
A-7        30,717.84    461,123.87            0.00       0.00      6,941,876.26
A-8       199,051.62  2,523,244.15            0.00       0.00     37,486,131.82
A-P             0.00      6,016.64            0.00       0.00        804,518.16
A-V        59,516.29     59,516.29            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        74,732.48    110,739.12            0.00       0.00     14,910,488.36
M-2        33,214.11     49,216.90            0.00       0.00      6,626,819.21
M-3        19,928.66     29,530.43            0.00       0.00      3,976,130.23
B-1         9,964.33     14,765.21            0.00       0.00      1,988,065.12
B-2         9,964.33     14,765.21            0.00       0.00      1,988,065.12
B-3         9,800.72     14,522.77            0.00       0.00      1,926,819.12

-------------------------------------------------------------------------------
        1,284,859.08 12,038,193.52            0.00       0.00    235,097,156.56
===============================================================================













































Run:        04/25/05     11:59:50
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19(POOL # 4648) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4648
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-2     294.891292   17.216241     0.823238    18.039479   0.000000  277.675051
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     328.229316   16.402245     1.641147    18.043392   0.000000  311.827071
A-5     294.891292   17.216241     1.032120    18.248361   0.000000  277.675051
A-6     294.891292   17.216241     1.259432    18.475673   0.000000  277.675051
A-7     294.891291   17.216241     1.228714    18.444955   0.000000  277.675051
A-8     294.891291   17.216241     1.474456    18.690697   0.000000  277.675051
A-P     470.535438    3.492808     0.000000     3.492808   0.000000  467.042630
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     969.953276    2.336652     4.849767     7.186419   0.000000  967.616624
M-2     969.953275    2.336651     4.849766     7.186417   0.000000  967.616624
M-3     969.953276    2.336652     4.849766     7.186418   0.000000  967.616624
B-1     969.953278    2.336654     4.849766     7.186420   0.000000  967.616624
B-2     969.953278    2.336654     4.849766     7.186420   0.000000  967.616624
B-3     953.981026    2.298176     4.769906     7.068082   0.000000  937.762381

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:50                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS19 (POOL #  4648)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4648
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       51,293.82
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,981.04

SUBSERVICER ADVANCES THIS MONTH                                       57,836.01
MASTER SERVICER ADVANCES THIS MONTH                                    2,880.83


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    31   4,177,728.98

 (B)  TWO MONTHLY PAYMENTS:                                    5     700,757.71

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         13   2,309,334.24


FORECLOSURES
  NUMBER OF LOANS                                                            10
  AGGREGATE PRINCIPAL BALANCE                                      1,343,202.76

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     235,097,156.56

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,417

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 425,394.08

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,992,195.55

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.13791600 %    10.43587500 %    2.41821110 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            86.59096300 %    10.85229535 %    2.51947710 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,821.00
      FRAUD AMOUNT AVAILABLE                            2,777,560.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,777,560.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.58726355
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.70

POOL TRADING FACTOR:                                                34.32781988